United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-12

GABLES RESIDENTIAL TRUST

--------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          [X] No fee required

          [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4) Proposed maximum aggregate value of transaction:

            (5) Total fee paid:

            [   ] Fee paid previously with preliminary materials.

            [   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1) Amount Previously Paid:

            (2) Form, Schedule or Registration Statement No.:

            (3) Filing Party:

            (4) Date Filed:

Filing pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934

Filer and Subject Company: Gables Residential Trust
Exchange Act File Number:  001-12590

GABLES ANNOUNCES SPECIAL SHAREHOLDERS MEETING

BOCA RATON, FLORIDA - August 29, 2005 - Gables Residential (NYSE: GBP) (the "Company") announced today that a special meeting of shareholders relating to the proposed merger of the Company with merger subsidiaries of ING Groep, N.V. will be held at 10:00 a.m. on Thursday, September 29, 2005, at The Vinings Club, located at 2859 Paces Ferry Road, Atlanta, Georgia 30339. Shareholders of record at the close of business on August 23, 2005 will receive notice of the special meeting and proxy materials describing the merger transaction.  Only holders of the Company's common shares of beneficial interest at the close of business on August 23, 2005 will be entitled to vote at the special meeting.  These materials will be mailed to shareholders on or about August 29, 2005.

With a mission of Taking Care of the Way People Live®, Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multi-family communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods™ ("EPN's"), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company is one of the largest apartment operators in the nation and currently manages 39,099 apartment homes in 149 communities.  The Company owns or has an interest in 84 communities with 21,163 stabilized apartment homes located primarily in Atlanta, Houston, South Florida, Austin, Dallas, Washington, D.C. and San Diego/Inland Empire and has an additional 11 communities with 2,673 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential's website at www.gables.com.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of the Company, the Company has filed relevant materials with the SEC, including a proxy statement filed on August 29, 2005. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ACQUIROR AND THE MERGER. The proxy statement and other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Gables Investor Relations at (800) 371-2819 or accessing Gables' investor relations website. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the merger.

        The Company and its executive officers and trustees may be deemed to be participating in the solicitation of proxies from the security holders of the Company in connection with the merger. Information about the executive officers and trustees of the Company and the number of the Company's common shares beneficially owned by such persons is set forth in the proxy statement relating to the proposed merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and trustees in the merger by reading the proxy statement regarding the merger.

        This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.